For period ending:	June 30, 2003			Exhibit 99.77Q1(a)
File Number:		811-9036



A copy of the Amended and Restated Agreement and Declaration of Trust of the UBS Relationship Funds was filed with the Securities and Exchange Commission on April 29, 2003 and is hereby incorporated by reference in response to this sub-item.
 (Post-Effective Amendment No. 23; Exhibit 99.A.1; Accession
 Number 0000950117-03-001741; File No. 811-9036.)